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CONTACT:

Norris Battin
The Cooper Companies, Inc.

888-822-2660
714-673-4299

FOR IMMEDIATE RELEASE

                 COOPER COMPANIES DELIVERS STRONG THIRD QUARTER:
                   REVENUE AND OPERATING INCOME INCREASE 35%;
                          EPS 55 CENTS VERSUS 40 CENTS

        IRVINE, Calif., August 27, 1997 - The Cooper Companies, Inc. (NYSE: COO) today reported financial results for the third quarter of fiscal 1997.

        For the three months ended July 31, 1997, the Company reported net income of $7.2 million, or 55 cents per share, including 8 cents per share of net tax benefits, up 54% from $4.7 million, or 40 cents per share, in the third quarter of 1996 including net tax benefits of 5 cents per share. Operating income increased 35% from $5.5 million in the 1996 quarter to $7.4 million in 1997. Revenue increased 35% to $38.9 million.

        In the first three quarters of fiscal 1997, the Company generated net income of $15.9 million, or $1.28 per share, up 95% from $8.1 million, or 69 cents per share, in the comparable 1996 period. The 1997 results include net tax benefits of 15 cents per share compared with 4 cents per share in the 1996 period. Nine-month operating income increased 58% from $11.2 million in 1996 to $17.8 million in 1997. Nine-month revenue increased 30% to $101.0 million.

        Commenting on the third quarter's results, A. Thomas Bender, president and chief executive officer, said, "Each of our operating businesses delivered solid revenue growth

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        compared with last year's third quarter. Sales at CooperVision (CVI), the specialty contact lens business, grew 37% for the quarter and are ahead by 28% year to date, driven by strong sales of toric lenses to correct astigmatism.

        "Sales at CooperSurgical (CSI), the gynecology products business, increased 42% and are up 46% for the nine-month period reflecting the favorable effect of recent acquisitions and internally developed new products. Revenue at Hospital Group of America (HGA), Cooper's mental health services business, grew 29% in the third quarter and is up 26% year to date, with total outpatient visits strongly favorable to last year, and Hampton Hospital's results much improved, now that HGA's own clinical service management is in place."

        Business Unit Performance

                    P&L OPERATING HIGHLIGHTS BY BUSINESS UNIT

                             Quarter Ended July 31,
                                ($'s in Millions)

                                 Revenue                              Operating Income
                        -------------------------      ------------------------------------------------
                                              %                           %    % Revenue     % Revenue
                           1997     1996     Inc.      1997      1996    Inc.       1997          1996
                           ----     ----     ----      ----      ----    ----       ----          ----
CVI                       $17.8    $13.0      37%       $6.2     $5.6     11%         35%           43%
CSI                         7.1      5.0      42%        0.9      0.5     81%         12%           10%
HGA                        14.0     10.9      29%        1.8      0.8    133%         13%            7%
                         ------    -----      ---        ---      ---    ----         ---            --
Subtotal                   38.9     28.9      35%        8.9      6.9     30%         23%           24%
                         ------   ------      ---        ---      ---    ----         ---           ---
HQ expense                                              (1.5)    (1.4)
                                                        ----     ----
TOTAL                     $38.9    $28.9      35%       $7.4     $5.5     35%         19%            19%
                          =====    =====      ===      =====     ====    ====         ===            ===

                           Nine Months Ended July 31,
                               ($'s in Millions)


                                Revenue                               Operating Income
                       --------------------------      -----------------------------------------------

                                              %                           %    % Revenue     % Revenue
                           1997     1996     Inc.      1997      1996    Inc.       1997          1996
                           ----     ----     ----      ----      ----    ----       ----          ----
CVI                       $44.9    $35.2      28%      $16.2    $13.5     20%         36%          38%
CSI                        17.7     12.1      46%        1.8      1.1     68%         10%           9%
HGA                        38.4     30.6      26%        4.1      1.2    230%         11%           4%
                        -------  -------      ---    -------  -------    ----         ---          --
Subtotal                  101.0     77.9      30%       22.1     15.8     40%         22%          20%
                        -------  -------      ---    -------  -------    ----         ---          ---
HQ expense                                              (4.3)    (4.6)
                                                     -------  -------
TOTAL                    $101.0    $77.9      30%     $17.8     $11.2     58%         18%          14%
                         ======    =====      ===    =======  =======    ====         ===          ===


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        CooperVision

        CooperVision's third quarter reflected continuing successful execution of its strategy to strengthen its position in the specialty contact lens market. New products developed internally since fiscal 1995 have generated more than 25% of CVI's sales in the first nine months of 1997. During the third quarter, CVI introduced a new planned replacement spherical lens in the United States and Canada. CVI expects to introduce three new specialty products into domestic market segments it does not currently serve in the 1998 fiscal year. Sales of contact lenses outside North America have more than doubled year to date.

        For the nine-month period, sales of toric lenses to correct astigmatism have increased 39%, representing over 50% of CVI's business. The products that CVI most actively markets, Hydrasoft, Preference Toric, Preference and Natural Touch, have grown 42% year to date and together represent nearly 70% of the unit's nine-month sales.

        CooperSurgical

        CooperSurgical continued to show strong results as sales grew 42% and operating income rose 81% during the third quarter. These increases reflect the acquisitions of Unimar, Inc. and Marlow Surgical Technologies, Inc., as well as sales increases of the RUMI line of products and sales of internally developed new products. Year to date, CSI sales have increased 46% with operating income ahead 68%.

        The integration of Marlow Surgical Technologies, Inc., acquired in April, has been completed. Marlow develops and markets surgical products and disposable products for reproductive medicine. Since its acquisition in April, Marlow has contributed approximately $2.4 million in sales.

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        Hospital Group of America

                            HOSPITAL GROUP OF AMERICA

                       SELECTED STATISTICAL INFORMATION

                                        3 Months Ended July 31,       9 Months  Ended July 31,
                                        -----------------------       ------------------------
                                        1997       1996   % Chg       1997      1996   % Chg
                                        ----       ----   -----       ----      ----   -----
        Licensed inpatient beds            319*      269       19%       319*    269     19%
        Inpatient admissions              1,616    1,373       18%      4,711   3,847    22%
        Total inpatient days             20,392   15,932       28%     55,669  46,279    20%
        Average length of stay (days)      11.6     11.6        0%       11.4    12.2    -7%
        Total outpatient visits          20,930   11,884       76%     54,081  34,476    57%

        *Midwest Center for Youth and Families opened in April 1997 adding
         50-bed capacity.

        Revenue at HGA increased 29% for the third quarter and is ahead 26% year to date. Operating income more than doubled during the quarter and more than trebled through nine months. Operating statistics for the quarter reflect increases in both inpatient and outpatient days with average length of stay stabilizing. The growth in outpatient volume contributes to improvement in HGA's operating margin as staff and facilities charges are proportionately less than inpatient care. Incremental operating margins approach 20% of net revenue. Results at HGA's Hampton Hospital continue to improve as a result of HGA assuming management of its clinical services late in last year's first quarter.

        In April, HGA opened the Midwest Center for Youth and Families, a 50-bed residential treatment facility in Kouts, Indiana. The Kouts facility, which is currently operating profitability at about 64% of capacity, extends HGA's continuum of care to include inpatient, outpatient, day, educational and residential treatment programs positioning HGA to better compete for managed care business.

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        HGA's management services division, which manages a variety of behavioral health programs for acute care hospitals, has entered into or renewed five contracts with two providers through the first nine months of the fiscal year. In June, MeadowWood Hospital announced plans to establish a psychiatric evaluation and treatment program for older adults in collaboration with Christiana Care (formerly known as Medical Center of Delaware).

        During the third quarter, the Company raised $51.2 million in a public offering of 2.3 million shares of its common stock. The offering was underwritten by Deutsche Morgan Grenfell and PaineWebber Incorporated. As indicated in the prospectus, the Company is using the proceeds to repay outstanding indebtedness. Since the follow-on offering, the Company has repaid approximately $22 million of debt (approximately $12 million of which was repaid in the third quarter) and has called for redemption on September 1, 1997, all $21.9 million principal amount of its 10% Senior Subordinated Secured Notes due 2003. Following these repayments, the Company's debt will be reduced to approximately $9.1 million.

        As previously announced, the Company expects to complete a $50 million secured revolving credit facility in its fourth fiscal quarter. The facility would have a term of five years, with borrowings having interest rates ranging from 0.5% to 2.25% over the London Interbank Offered Rates (LIBOR) depending on certain financial ratios. The thirty day LIBOR was 5 5/8% on August 25, 1997. The Company intends to use this debt financing to fund acquisitions and for general corporate purposes.

        Statements in this press release that are not based on historical fact may be "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "expect", "estimate", "anticipate", "continue" or similar terms. Certain statements in the Company's periodic and other filings with the Securities and Exchange Commission, including all the statements under the headings "Risk Factors" and "Recent Developments" in the Prospectus and Prospectus Supplement for shares of the Company's common stock attached as an exhibit to a Form 8-K filed July 23, 1997, constitute cautionary statements identifying

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important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Additional factors that could cause or contribute to differences include: major changes in business conditions and the economy in general; loss of key members of senior management; new competitive inroads; costs to integrate acquisitions; decisions to invest in research and development projects; dilution to earnings per share associated with acquisitions or stock issuance; regulatory issues; unexpected changes in reimbursement rates and payor mix; costs associated with debt restructuring; unforeseen litigation and decisions to divest businesses. Future results are also dependent on each subsidiary of the Company meeting specific objectives.

        The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products and services. Corporate offices are located in Irvine and Pleasanton, Calif. CooperVision, Inc., headquartered in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N. Y., and Toronto, markets a broad range of contact lenses for the vision care market. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic and surgical instruments, equipment and accessories for the gynecological market. Hospital Group of America, Inc. provides psychiatric services through hospitals in New Jersey, Delaware, Illinois and Indiana and satellite locations near these facilities.

        NOTE: A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. The Company's Internet address is www.coopercos.com.

        Hydrasoft, Preference, Natural Touch and RUMI are trademarks of The Cooper Companies, Inc., its subsidiaries or affiliates.

                               [FINANCIALS FOLLOW]

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                         THE COOPER COMPANIES, INC.  AND SUBSIDIARIES

                          Consolidated Condensed Statements of Income
                           (In thousands, except per share figures)

                                          (Unaudited)




                                           Three Months Ended              Nine Months Ended
                                               July 31,                         July 31,
                                        ------------------------       ------------------------
                                           1997            1996            1997          1996
                                          ------          ------          ------        -----
Net sales of products                    $24,951         $18,001       $ 62,608         $47,339
Net service revenue                       13,998          10,870         38,380          30,556
                                        --------        --------      ---------        --------
Net operating revenue                     38,949          28,871        100,988          77,895
                                        --------        --------       --------        --------
Cost of products sold                      8,277           5,507         19,412          14,252
Cost of services provided                 12,107          10,027         34,162          29,164
Selling, general and admin-

  istrative  expense                      10,173           7,283         27,213          21,627
Research and development

  expense                                    487             294          1,225             887
Amortization of intangibles                  503             286          1,195             717
                                       ---------      ----------     ----------      ----------
Income from operations                     7,402           5,474         17,781          11,248
                                       ---------      ----------      ---------        --------
Interest expense                           1,335           1,403          3,819           3,965
Other income, net                             94               2             37             407
                                       ---------      ----------      ----------     ----------
Income before income taxes                 6,161           4,073         13,999           7,690
(Benefit of) income taxes                 (1,025)           (596)        (1,870)           (440)
                                        --------       ---------      ----------     ----------
Net income                               $ 7,186         $ 4,669       $ 15,869        $  8,130
                                        ========       =========      ==========     ==========
Earnings per share                      $   0.55        $   0.40    $      1.28      $     0.69
                                        ========        ========      ==========       =========
Number of shares used to compute
  earnings per share                      12,981          11,793         12,365          11,741
                                          ======          ======         ======          ======



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                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES

                      Consolidated Condensed Balance Sheets

                                 (In thousands)
                                   (Unaudited)

                                                        July 31,           October 31,
                                                          1997                 1996
                                                       ----------           ---------
                                     ASSETS

Current assets:
  Cash and cash equivalents                              $  43,291         $    6,837
  Trade receivables, net                                    27,329             21,650
  Inventories                                               13,871             10,363
  Other current assets                                       4,625              3,645
                                                        ----------       ------------
     Total current assets                                   89,116             42,495
                                                        ----------       ------------
Property, plant and equipment, net                          38,487             34,674
Intangibles, net                                            37,246             21,468
Other assets                                                 8,808              4,272
                                                        ----------       ------------
                                                          $173,657           $102,909
                                                        ==========       ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term debt                                         $   34,407       $        844
Other current liabilities                                   31,867             32,464
                                                        ----------       ------------
     Total current liabilities                              66,274             33,308
                                                        ----------       ------------

Long-term debt                                               8,841             47,920
Other liabilities                                            2,845              6,351
                                                        ----------       ------------
     Total liabilities                                      77,960             87,579
                                                        ----------       ------------
Stockholders' equity                                        95,697             15,330
                                                        ----------       ------------
                                                          $173,657           $102,909
                                                        ==========       ============







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